UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2005

BARNABUS ENERGY, INC. (Exact Name of Registrant as Specified in Charter)

NEVADA	000-50450	98-0370750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

674 Granville Street
PO Box 54035
Vancouver, B.C., Canada	V6C 3P4
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (604)-657-2246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 5.02 Departure of Director and Principal Officer; Election of Director; Appointment of Principal Officer

Barnabus Energy, Inc. (the "Corporation") has announced that effective as of November 8, 2005, Derek R. May has been appointed as a director of the Corporation and has also been appointed chairman of the Corporate Governance Committee. There was no arrangement or understanding pursuant to which Mr. May was selected as a director.

In the last two years, there have been no transactions, or series of transactions between Mr. May, any member of his immediate family, or any companies Mr. May may be affiliated with, and the Corporation in which the amount involved exceeded $60,000 and in which Mr. May, his immediate family, or any affiliated companies has, or will have, a direct or indirect material interest.

A copy of the press release issued by the Corporation on November 8, 2005 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release of Barnabus Energy, Inc. dated November 8, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNABUS ENERGY, INC.

Date: November 14, 2005	By:	/s/David Saltman
Name: David Saltman
Title: Chief Executive Office

Exhibit Index

Exhibit No.	Description

99.1	Press release of Barnabus Energy, Inc. dated November 8, 2005